EXHIBIT 10.20


                                      LEASE

         THIS LEASE is made as of March 27, 1992 between HEALTH AND REHABILITATION PROPERTIES TRUST (known in Wisconsin as "Health and Rehabilitation Properties REIT"), a Maryland real estate investment Trust ("Landlord"), having its principal office at 400 Centre Street, Newton, Massachusetts and AMS PROPERTIES, INC. a Delaware corporation, ("Tenant") having its principal office at 300 Corporate Pointe, Culver City, California 90230, with reference to the following facts:

         A. Landlord, Tenant, American Medical Services, Inc. ("AMS"), which owns beneficially and of record all of the capital stock of Tenant, HostMasters, Inc. ("HMI"), and GranCare, Inc. (f/k/a AMS Holding Co.) ("GranCare"), which owns beneficially and of record all of the capital stock of AMS and HMI, have entered into an Acquisition Agreement, Agreement to Lease and Mortgage Loan Agreement dated as of December 28, 1990, as heretofore amended (the "Acquisition Agreement"), pursuant to which, among other things, Landlord acquired from AMS and simultaneously leased to Tenant seventeen different parcels of real property and improvements (the "Original Collective Leased Properties") each for use and operation as a licensed nursing home.

         B. Each Original Collective Leased Property was leased to Tenant pursuant to a Lease which incorporated a Master Lease Document dated as of December 28, 1990 between Landlord and Tenant (as heretofore amended, and as the same may be further amended, modified or supplemented from time to time, the "Master Lease").

         C. Landlord has, on the date hereof, purchased the property identified in Paragraph 3 below (the "Leased Property") from Tenant pursuant to the option to purchase provided in Section 10.3 of the Acquisition Agreement.

         D. Landlord has agreed, as provided in Section 10.3 of the Acquisition Agreement, to lease the Leased Property back to Tenant upon the terms set forth below.

         In consideration of the foregoing, the parties agree:

         1. Purchase Price. The Purchase price paid by Landlord to Tenant for the Leased Property was the sum of Four Million One Hundred Sixty Thousand One Hundred Dollars ($4,160,100).

         2.   Incorporation   of  Master  Lease.  The  Master  Lease  is  hereby
incorporated herein in its entirety as though each and every part thereof were set forth in full herein.


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         3. Description of Leased Property. The Leased Property is that property located at the following street address:

                       Christopher East Health Care Center
                             1132 East Knapp Street
                           Milwaukee, Wisconsin 53202

         The Land referred to in the Master Lease with respect to the Leased Property is more particularly described in Schedule A hereto.

         4. Fixed Term. The Fixed Term of this Lease shall commence on the date hereof (the "Commencement Date"), and shall end on December 28, 2000; provided, that for the purposes of Section 3.1.1. of the Master Lease (and subject to paragraph 6 below), the Commencement Date shall be deemed to be December 28, 1990.

         5. Extended Terms. Subject to the provisions of Section 2.4 of the Master Lease, Tenant is hereby granted the right to renew the Lease for three
(3) 10-year consecutive optional renewal terms for a maximum term if all such options are exercised of thirty (30) years after the expiration of the Fixed Term.

         6. Rental. The initial Minimum Rent payable during the Fixed Term pursuant to Section 3.1.1(a) of the Master Lease is the annual sum of Five Hundred Sixty One Thousand, Six Hundred Fourteen Dollars ($561,614) payable in equal monthly installments (commencing April 1, 1992) of Forty Six Thousand, Eight Hundred One Dollars ($46,801). The Minimum Rent for the Extended Terms shall be at the rental provided for in Section 3.1.1(e) of the Master Lease. During the Term, Minimum Rent shall be subject to adjustment as provided in Sections 3.1.1(b) through 3.1.1(d) and 3.1.1(f) of the Master Lease; provided that Landlord and Tenant acknowledge that the initial Minimum Rent payable hereunder reflects the adjustment made on December 28, 1990 under Section 3.1.1(c) of the Master Lease. Landlord will credit against installments of Minimum Rent the amounts determined in accordance with Section 3.1.(g) of the Master Lease. Tenant shall also pay Additional Rent pursuant to Section 3.1.2 of the Master Lease. For the purposes of computing Additional Rent for the Leased Property, the Leased Property shall be deemed to have been a "Leased Property" under the Master Lease at all times since December 28, 1990.

         7. Collective Leased Properties. The Leased Property shall be deemed to be a Collective Leased Property for all purposes under the Master Lease.

         8. NONLIABILITY OF TRUSTEES. THE DECLARATION OF TRUST ESTABLISHING LANDLORD, DATED OCTOBER 9, 1986, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HEALTH AND REHABILITATION PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION


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                                       -2-

COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY. NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF LANDLORD SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, LANDLORD. ALL PERSONS DEALING WITH LANDLORD IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF LANDLORD FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized officers as of the date first above written.

LANDLORD:                            HEALTH  AND  REHABILITATION PROPERTIES
                                      TRUST (known in Wisconsin  as  "Health
                                      and Rehabilitation   Properties REIT"),
                                      a  Maryland  real estate investment trust

                                     By: /s/ David J. Hegarty
                                     Name:  David J. Hegarty
                                     Title: Treasuer


                                     By: /s/
                                     Name:
                                     Title:


TENANT:                              AMS PROPERTIES, INC.
                                       a Delaware corporation


                                     By: /s/
                                     Name:
                                     Title:


                                     By: /s/
                                     Name:
                                     Title:

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                                                                      Schedule A

                              Description of Land

Lots 1, 2, 4, 5 and 7 al in Subdivision of Lot 4 and a part of Lot 3, in Block 196 in Rogers Addition, in the Southeast 1/4 of Section 21, in Town 7 North, Range 22 East, in the City of Milwaukee, County of Milwaukee, State of Wisconsin

Tax Key No. 359-0501-100-4

Address:  1132 East Knapp Street (formerly 1301 North Franklin Place)